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                                                                     Exhibit 5.2


                    [LETTERHEAD OF HOGAN & HARTSON L.L.P.]


                               February 4, 1999

Board of Directors
Host Marriott Corporation
10400 Fernwood Road
Bethesda, Maryland 20817

Ladies and Gentlemen:

          We are acting as counsel to Host Marriott Corporation, a Maryland corporation (the "Company"), which is the successor by merger to HMC Merger Corporation ("HMC"), in connection with the Company's registration statement on Form S-4 (the "Registration Statement"), prepared and filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the public offering of up to an additional 8,012,332 shares of the Company's common stock, par value $.01 per share (the "Additional Shares"), in exchange for up to an additional 8,012,332 units of limited partnership interest ("Additional OP Units") in Host Marriott, L.P. (the "Operating Partnership") in connection with the Operating Partnership's acquisition by merger (each, a "Merger" and collectively, the "Mergers") of eight limited partnerships (the "Partnerships"), of which one of the Company's subsidiaries is the general partner. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with the Registration Statement.

          For purposes of the opinions expressed in this letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. An executed copy of the registration statement on Form S-4 of HMC and the Operating Partnership (Reg. No. 333-55807), as amended, which related to, among other things, the proposed public offering of up to 18,603,677 shares of HMC's common stock in exchange for OP Units in the Operating Partnership and which included the Prospectus/Consent Solicitation Statement (the "Consent Solicitation").
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Board of Directors
Host Marriott Corporation
February 4, 1999
Page 2

          3. A memorandum to the file stating that, based upon telephone conversations with the Staff of the Commission, the Prior Registration Statement was declared effective at 5:30 p.m. on October 8, 1998.

          4. The Articles of Amendment and Restatement of Articles of Incorporation of the Company (the "Restated Articles"), as certified by the Maryland State Department of Assessments and Taxation (the "SDAT") on December 29, 1998, and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          5. Articles Supplementary to the Restated Articles, as certified by the SDAT on December 30, 1998, and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          6. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          7. Resolutions of the Board of Directors of the Company adopted on February 2, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to the preparation, execution and filing of the Registration Statement, the issuance of the Additional Shares and arrangements in connection therewith.

          8. The Certificate of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of State of the State of Delaware on February 3, 1999, and by the Secretary of the Company, as sole general partner of the Operating Partnership, on the date hereof as then being complete, accurate and in effect.

          9. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of December
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Board of Directors
Host Marriott Corporation
February 4, 1999
Page 3

               30, 1998, as certified by the Secretary of the Company, as sole general partner of the Operating Partnership, on the date hereof as being complete, accurate and in effect.

          10. Resolutions of the Board of Directors of the Company, as sole general partner of the Operating Partnership, adopted on February 2, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the preparation, execution and filing of the Registration Statement, the issuance of the Additional OP Units registered thereby, and arrangements in connection therewith.

          11. An executed copy of the Agreement and Plan of Merger dated as of October 8, 1998 between the Company, the Operating Partnership, Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership ("Atlanta Marquis"), and HMC Atlanta Merger Limited Partnership, as amended, pursuant to which HMC Atlanta Merger Limited Partnership was merged with and into Atlanta Marquis (the "Atlanta Marquis Merger Agreement").

          12. An executed copy of the Agreement and Plan of Merger dated as of October 8, 1998 between the Company, the Operating Partnership, Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island limited partnership ("Chicago Suites"), and HMC Chicago Merger Limited Partnership, as amended, pursuant to which HMC Chicago Merger Limited Partnership was merged with and into Chicago Suites (the "Chicago Suites Merger Agreement").

          13. An executed copy of the Agreement and Plan of Merger dated as of October 8, 1998 between the Company, the Operating Partnership, Desert Springs Marriott Limited Partnership, a Delaware limited partnership ("Desert Springs"), and HMC Desert Merger Limited Partnership, as amended, pursuant to which HMC Desert Merger Limited Partnership was merged
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Board of Directors
Host Marriott Corporation
February 4, 1999
Page 4

               with and into Desert Springs (the "Desert Springs Merger Agreement").

          14. An executed copy of the Agreement and Plan of Merger dated as of October 8, 1998, between the Company, the Operating Partnership, Hanover Marriott Limited Partnership, a Delaware limited partnership ("Hanover"), and HMC Hanover Merger Limited Partnership, as amended, pursuant to which HMC Hanover Merger Limited Partnership was merged with and into Hanover (the "Hanover Merger Agreement").

          15. An executed copy of the Agreement and Plan of Merger dated as of October 8, 1998, between the Company, the Operating Partnership, Marriott Diversified American Hotels, L.P., a Delaware limited partnership ("MDAH"), and HMC Diversified Merger Limited Partnership, as amended, pursuant to which HMC Diversified Merger Limited Partnership was merged with and into MDAH (the "MDAH Merger Agreement").

          16. An executed copy of the Agreement and Plan of Merger dated as of October 8, 1998, between the Company, the Operating Partnership, Marriott Hotel Properties Limited Partnership, a Delaware limited partnership ("MHP"), and HMC Properties I Merger Limited Partnership, as amended, pursuant to which HMC Properties I Merger Limited Partnership was merged with and into MHP (the "MHP Merger Agreement").

          17. An executed copy of the Agreement and Plan of Merger dated as of October 8, 1998, between the Company, the Operating Partnership, Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership ("MHP2"), and HMC Properties II Merger Limited Partnership, as amended, pursuant to which HMC Properties II Merger Limited Partnership was merged with and into MHP2 (the "MHP2 Merger Agreement").

          18. An executed copy of the Agreement and Plan of Merger dated as of October 8, 1998, between the Company, the Operating Partnership, Potomac Hotel Limited Partnership, a Delaware
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Board of Directors
Host Marriott Corporation
February 4, 1999
Page 5

               limited partnership ("PHLP"), and HMC Potomac Merger Limited Partnership, as amended, pursuant to which HMC Potomac Merger Limited Partnership was merged with and into PHLP (the "PHLP Merger Agreement," and, collectively, the Atlanta Marquis Merger Agreement, the Chicago Suites Merger Agreement, the Desert Springs Merger Agreement, the Hanover Merger Agreement, the MDAH Merger Agreement, the MHP Merger Agreement, the MHP2 Merger Agreement and the PHLP Merger Agreement are referred to herein as the "Merger Agreements").

          In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications of public officials and corporate officers and statements of fact, on which we are relying, and have made no independent investigations thereof. In rendering the opinion below, we have assumed that none of the Additional Shares will be issued in violation of the ownership limits set forth in the Restated Articles. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on applicable provisions of Maryland law, we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations or as to compliance with securities (or "blue sky") laws or the real estate syndication laws of Maryland.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, following the (i) effectiveness of the Registration Statement,
(ii) election by limited partners in the Partnerships to exchange any Additional OP Units issued in the Mergers for the Additional Shares and (iii) issuance of the Additional Shares in exchange for such Additional OP Units as described in the Registration Statement and the Merger Agreements, the Additional Shares will be validly issued, fully paid and nonassessable.
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Board of Directors
Host Marriott Corporation
February 4, 1999
Page 6

          This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the incorporation by reference pursuant to Rule 462(b) into the Registration Statement of the reference to this firm under the caption "Legal Matters" in the Consent Solicitation. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Hogan & Hartson L.L.P.

                                        HOGAN & HARTSON L.L.P.